UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

DivX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33029	33-0921758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2009, DivX, Inc. (the “Company”) entered into a Promotion and Distribution Agreement, (the “Agreement”) with Google, Inc. (“Google”) pursuant to which the Company agreed to distribute Google’s products with the Company’s software offerings. Google has agreed to pay the Company fees under the Agreement based on successful activations of Google’s products. Distribution pursuant to the Agreement, starting with Google’s new browser, Chrome, is expected to commence in the first or second quarter of 2009. Pursuant to its terms, the Agreement expires on February 28, 2011, or upon the achievement of a maximum distribution commitment, however the Agreement may be extended for up to two years beyond the original term at Google’s option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.

Dated: March 9, 2009	By:	/s/ Dan L. Halvorson
	Name:	Dan L. Halvorson
	Title:	Executive Vice President and Chief Financial Officer